POWER OF ATTORNEY
I hereby constitute and appoint
each of Brian Gavin and Peter Koffler,
signing singly, my true and lawful attorney-in-fact:
(l) to execute for and on my behalf, in my
capacity as a trustee, officer
or other reporting person of Blackstone Alternative
Alpha Fund or
Blackstone Alternative Alpha Master Fund, each a
Massachusetts
business trust, (each, a "Fund"), Forms 3, 4 and
5 in accordance
with Section 16( a) of the Securities Exchange
Act of 1934, as
amended, and the rules thereunder, and Section
30(h) of the
Investment Company Act of 1940, as amended;
(2) to do and perform any and all acts for and
on my behalf that may
be necessary or desirable to complete and
execute any such Form
3,4 or 5 to and timely file such Form with
the United States
Securities and Exchange Commission (the "SEC");
(3) do and perform any and all acts for and on
 behalf of the
undersigned that may be necessary or desirable
to file for Access
Codes to the SEC EDGAR System, including but
not limited to the
completion, execution and timely delivery
 of a statement of
authentication to the Commission in order
to obtain such EDGAR
Access Codes; and
(4) to take any other action of any type
whatsoever in connection with
the foregoing which, in the opinion of
such attorney-in-fact, may
be to my benefit, in my best interest, or
 that I am legally required
to do, it being understood that the
documents executed by such
attorney-in-fact on my behalf pursuant
 to this Power of Attorney
shall be in such form and shall contain
 such terms and conditions
as such attorney-in-fact may approve in
 such attorney-in-fact's
discretion.
I hereby grant to each such attorney-in-fact
 full power and authority to do and
perform any and every act and thing whatsoever
 requisite, necessary, or proper to
be done in the exercise of any of the rights
and powers herein granted, as fully to
all intents and purposes as I might or could
do if personally present, with full
power of substitution, resubstitution or revocation,
 hereby ratifying and
confirming all that such attorney-in-fact,
or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to
be done by virtue of this power of
attorney and the rights and powers herein
granted. I acknowledge that the
attorneys-in-fact, in serving in such capacity
 at my request, are not assuming, nor
is any Fund assuming, any of my responsibilities
 to comply with Section 16 of the
Securities Exchange Act of 1934, as amended, and
 the rules thereunder, and
Section 30(h) of the Investment Company Act of
1940, as amended.
This Power of Attorney shall remain in full force
 and effect until I am no longer
required to file Forms 3, 4 and 5 with respect to
 my holdings of and transactions
in Fund securities, unless I earlier revoke it in
 a signed writing delivered to the
attorneys-in -fact.
IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 25th day of January, 2012.
/s/ Frank Coates
Signature
Frank Coates
Print Name